UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      January 22, 2004

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (573) 785-1421

Not Applicable

(Former name or former address, if changed since last report)

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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On January 22, 2004, the Registrant issued a press release announcing its net income for the second quarter of fiscal year 2004. A copy of the press release, including unaudited condensed financial information released as a part thereof, is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date:	January 27, 2004	By:	/s/ Greg A. Steffens Greg A. Steffens President

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 22, 2004